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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-164217 of our report dated September 21, 2009 (January 4, 2010 as to the acquisition described in Note 16) relating to the consolidated financial statements of DynaVox Systems Holdings LLC and subsidiaries appearing in the Prospectus, which is part of this Registration Statement, and of our report dated September 21, 2009, relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
April 2, 2010

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM